Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-162123), Registration Statement on Form S-4 (No. 333-89344) and the Registration Statements on Form S-8 (Nos. 33-48874, 33-83162, 333-72423, 333-69694, 333-90988, 333-89346, 333-133948) of D.R. Horton, Inc. of our report dated November 20, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Fort Worth, Texas
November 20, 2009